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                              Exhibit 23(d)(2)(zz)
  Amendment to Investment Sub-Advisory Agreement - TA IDEX UBS Large Cap Value

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                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                   UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

THIS AMENDMENT is made as of January 1, 2006 to the Sub-Advisory Agreement dated June 15, 2004, as amended, between Transamerica Fund Advisors, Inc. and UBS Global Asset Management (Americas) Inc., on behalf of TA IDEX UBS Large Cap Value (the "Fund"). In consideration of the mutual covenants contained herein, the parties agree as follows:

COMPENSATION. Effective January 1, 2006, the sub-advisory fee rate for the Fund is as follows:

0.35% of the first $200 million of average daily net assets; 0.32% over $200 million up to $400 million; 0.30% over $400 million up to $750 million; 0.27% over $750 million up to $1 billion; 0.25% over $1 billion up to $1.5 billion; and 0.20% in excess of $1.5 billion

In all other respects, the Sub-Advisory Agreement dated June 15, 2004, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        UBS GLOBAL ASSET MANAGEMENT (AMERICAS)
                                        INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
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